                                                                 EXHIBIT 99.1(a)

                            ARTICLES OF INCORPORATION
                                       OF
                   MERRILL LYNCH RETIREMENT BENEFIT FUND, INC.

                                    ARTICLE I
                      THE UNDERSIGNED# LISA SCHOENFELD, whose post-office
             address is 101 Park Avenue, New Yorke New York 10178, being at least eighteen years of age, does hereby act as an incor-porator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                     ARTICLE II

                                       NAME
                                       ----

                       The name of the Corporation is MERRILL LYNCH
             RETIREMENT BENEFIT FUND, INC.

                                    ARTICLE III

                                PURPOSES AND POWERS
                                -------------------

                       The purpose or purposes for which the Corporation
             is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

                       (1) To conduct and carry on the business of an
             investment company of the open-end,, management type as defined in the Investment Company Act of 1940, as amended, and to engage in all activities incident-thereto.

                       (2) To hold, invest and reinvest its assets in
             securities, and in connection therewith to hold part or all of its assets in cash.

                       (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland' and by these Articles of Incorporation, as its Board of Directors may determine, consistent with all applic-able laws and regulations, including the Investment Company Act of 1940, as amended.

                       (4) To redeem, purchase or otherwise acquire,
             hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corpo-ration) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

                       (5) To do any and all such further acts or things
             and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appro-priate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.
                          The Corporation shall be authorized to exercise
                and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                        ARTICLE IV

                            PRINCIPAL OFFICE AND RESIDENT AGENT
                            -----------------------------------

                          The post-office address of the principal office of
                the Corporation in the State of Maryland is c/o The Corpora-tion Trust Incorporated, 32 South Street,.Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust incorporated, a corpo-ration of this State, whose post-office address is 32 South Street, Baltimore, Maryland 21202.

                                         ARTICLE V

                                       CAPITAL STOCK
                                       -------------

                           (1)The total number of shares of capital stock which the Corporation shall have authority to issue is five hundred million (500,000,000) shares, all of one class called Common Stock, of the par value of ten cents ($0.10) per share and of the aggregate par value of fifty million dollars
            ($50,000,000).

                     (2)The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with said shares of Common Stock in fractional shares, and any such fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidenc-ing such fractional shares, but including, without limita-tion, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquida-tion of the Corporation.

                      (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.


                                    ARTICLE VI

                        PROVISIONS FOR DEFINING, LIMITING AND
                      REGULATING CERTAIN POWERS OF THE CORPORA-
                     TION AND OF THE DIRECTORS AND STOCKHOLDERS
                     ------------------------------------------

                      (1) The number of directors of the Corporation
             shall be three (3), which number may be increased pursuant to the By-Laws of the Corporation but shall never be less than three3). The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:

                                Arthur Zeikel
                                Robert Harris
                                Philip L. Kirstein

                       (2) The Board of Directors of the Corporation
             is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors, may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

                       (3) No holder of stock of the Corporation shall,
             as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

                      (4) Each director and each officer of the Corpo-
            ration shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Mary-land, subject to any limitations arising under the Invest-ment Company Act of 1940, as amended.

                      (5) The Board of Directors of the Corporation may
            make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

                                    ARTICLE VII

                                    REDEMPTION
                                    ----------

                      Each holder of shares of capital stock of the
            Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of

             Directors of the Corporation to suspend the right of re-demption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemp-tion price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from. time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

                       The Corporation may in its discretion redeem,
             at such current net asset value, outstanding shares of its capital stock not offered for redemption which are. held by any stockholder whose shares in the aggregate have a then total net asset value of less than such amount as set forth in the By-Laws, provided that prior to any such proposed redemption the Corporation shall have given such stockholder written notice that such then current net asset value is less than the amount set forth in the By-Laws as aforesaid and allowed such stockholder to make additional investments in order to increase such then current net asset value to the amount so set forth. The Corporation may also in its discretion redeem the shares of its capital stock held by a stockholder or stockholders to the extent deemed necessary by the Board of Directors to avoid taxation of the Fund as a "personal holding company."

                                     ARTICLE VIII

                                       VOTING
                                       ------

                       Notwithstanding any provision of the
             General Corporation Law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of capital stock entitled to be cast to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon, all as permitted by Section 2-104(b) of the General Corporation Law of the State of Maryland or any comparable successor provision.

                                       ARTICLE IX

                                 DETERMINATION BINDING
                                 ---------------------

                       Any determination made in good faith, so far as
             accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the

               Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the is-suance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participa-tion in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid.

                                      ARTICLE X

                                 PERPETUAL EXISTENCE
                                 -------------------

                       The duration of the Corporation shall be perpetual.

                                     ARTICLE XI

                                     AMENDMENT
                                     ---------
                       The Corporation reserves the right from time to
             time to make any amendment of its Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock.

                       IN WITNESS WHEREOF, the undersigned incorporator of
             MERRILL LYNCH RETIREMENT BENEFIT FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

                        Dated this 18th day of May, 1984.

                                             /s/ Lisa Schoenfeld
                                                 -----------------------------
                                                 Lisa Schoenfeld, Incorporator
              this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Arti-
              cles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                /s/ Arthur Zeikel
                                                    -------------
                                                    Arthur Zeikel

                     MERRILL LYNCH RETIREMENT BENEFIT FUND, INC.

                                ARTICLES OF AMENDMENT


                        Merrill Lynch Retirement Benefit Fund, Inc., a
              Maryland Corporation having its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

                        FIRST: The charter of the Corporation is hereby
              amended by striking out Article II, Article V, Article VII and Article VIII of the Articles of Incorporation and insert-ing in lieu thereof the following:

                                      ARTICLE II


                                         NAME
                                         ----

                        The- name of the Corporation is MERRILL
                   LYNCH RETIREMENT BENEFIT INVESTMENT PROGRAM,
                   INC.

                                      ARTICLE V

                                    CAPITAL STOCK
                                    -------------

                        1. Amount Authorized.  The total number of
                           -----------------
                   shares of capital stock of all classes which the Corporation shall have authority to issue is one billion (1,0OO,OOO,OOO) shares, of the par value of one cent ($.01 ) (the "Shares" or "capital

                               STATE OF MARYLAND
                               -----------------
               I hereby certify that his is a true and complete copy of the 12 page document on file in this office. DATED: 8-9-85
                   --                                               ------
               985/7496/A01 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
               By: /s/
                   ------------------------------------------
               This stamp replaces our previous certification system.
               Effective: 10/84
                   stock"), and of the aggregate par value of ten
                   million dollars ($10,000,000).  Five Hundred
                   Million of such Shares may be issued in the
                   following class, comprising the number of Shares
                   and having the designations indicated; subjectr however, to the authority herein granted to the
                   Board of Directors to increase or decrease any
                   such number of Shares:

                        MERRILL LYNCH -FULL INVESTMENT PORTFOLIO
                   500,000,000 Shares

                        The balance of Five Hundred Million Shares
                   may be issued by the Board of Directors in such initial class, or in any new class or classes, each comprising such number of Shares and having such preferences, rights, voting powers, restric-tions, limitations as to dividends, qualifica-tions, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any class, but the number Of Shares of any class shall hot be decreased by the Board of Directors below the number of Shares thereof then outstanding.

                        Without limiting the foregoing, the Board of
                   Directors may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Shares. The Corporation may hold as treasury Shares, reissue for such con-sideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any Shares of any class reacquired by the Corporation.

                        2. Procedure for Designation.

                        The establishment and designation of any,
                   class of Shares in addition to that which has been established and designated in Section (1)
                    above, shall be effective upon (i) the authori-zation of such class by vote of a majority of the Board of Directors, including the establishment and designation of the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and condi-tions of redemption of such class, and (ii) the filing for record of the articles supplementary required by Section 2-208 of the Maryland General Corporation Law with the State Department of Assessments and Taxation of Maryland. At any time when there are no Shares outstanding or subscribed for a particular class previously established and designated by the Board of Directors, the class may be liquidated by similar means.

                         3. Establishment and Designation of
                            Classes.
                            --------------------------------

                         Without limiting the authority of the Board
                    of Directors set forth herein to establish and designate any further classes, there is hereby established and designated one class of stock to be known as the MERRILL LYNCH FULL INVESTMENT PORTFOLIO. The Shares of said class and any Shares of any further class that may fro time to time be established and designated by the Board of Directors (unless provided otherwise by the Board of Directors with respect- to such further class at the time of establishing and designating such further class) shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                         (a) Assets Belonging to Classes.  All con-
                             ---------------------------
                    sideration received by the Corporation for the issue or sale of Shares of a particular class, together with all assets in which such considera-tion is invested or reinvested, all income, earnings, profits, and proceeds thereof, includ-ing any proceeds derived from the sales, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all pur-poses, subject only to the rights of creditors, and shall be so recorded upon the books and accounts of the Corporation. Such consideration, assets, income, earnings profits, and proceeds derived from the sale, exchange or liquidation of such shares, and any funds or liquidation of such assets, and any funds or payments derived from any reinvestment of -such proceeds, in whatever form the same may be, together with any General items allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class (collectively "General items"), such General Items shall be allocated by or under the supervision of the Board of Direc-tors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

                         (b) Liabilities Belonging to Class.  The
                             ------------------------------
                    assets belonging to each particular class shall
                    be charged with the liabilities of the Corpora-tion in respect of that class and all expenses, costs, charges and reserves of the Corporation which are not readily indentifiable as belonging to any particular class shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities expenses, costs, charges and reserves allocated and so charged to a class are herein referred to as "liabilities belonging to" that class. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

                         (c) Dividends.  Dividends and distributions
                             ---------
                    on Shares of a particular class may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be de-clared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providingfor actual and accrued liabilities belonging to that class.

                       All dividends and capital gains distribu-
                    tions on Shares of a particular class shall be paid only out of the earnings, surplus or other lawfully available assets belonging to that class (including for this purpose any General Assets allocated to such class). All dividends and distributions on Shares of a particular class shall be distributed pro rata to the holders of that class in proportion to the number of Shares of that class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times estab-lished by the Board of Directors under such program or procedure.

                        The Board of Directors shall have the power,
                    in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corpora-tion to qualify as a regulated investment company under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute, thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for-such tax.

                         Dividends and distributions may be paid in
                    cash, property or Shares, or a combination thereof as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law.

                         (d) Liquidation. in the event of the liq-
                             -----------
                    uidation of the Corporation or of a particular class, the Shareholders of each class that has been established and designated and is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that class over the liabilities belonging to that class. The holders of Shares of any class shall not be entitled thereby to any distribution upon liquidation of any other class. The assets so distributable to the Shareholder of any partic-ular class shall be distributed among such Shareholders in proportion to the number of Shares of that class held by them and recorded on the books of the Corporation. The liquidation of. any particular class in which there are Shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class, as defined in the 1940 Act.

                         (e) Equality.  All Shares of each partic-
                             --------
                    ular class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities belonging to that class), and each Share of any particular class shall be equal to each other Share of that class. The Board of Directors may from time to time divide or combine the Shares of any particular class into a greater or lesser number of Shares of that class without thereby changing the proportionate beneficial interest in the assets. belonging to that Class or in any way affecting the rights of Shares of any other class.

                         (f) Conversion or Exchange Rights.  Subject
                             -----------------------------
                    to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority, to provide that holders of Shares of any class shall have the right to convert or exchange said Shares into Shares of one or more other classes of Shares in accordance with such requirements and procedures as may be established by the Board of Directors.

                        4. Fractional Shares.  The Corporation
                           -----------------
                    may issue, sell, redeem, repurchase and other-wise deal in and with its Shares in fractional Shares, and any such fractional Shares shall carry proportionately all the rights of a whole Share, excepting any right to receive a certificate evidencing such fractional Shares, but including, without limitation, the right to vote, the right to receive dividends and dis-tributions, and the right to participate upon liqudation of the Corporation.

                            All persons who shall acquire Shares in
                    the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-laws of the Corporation.

                                       ARTICLE VII

                                       REDEMPTION
                                       ----------

                        Each holder of Shares of the Corporation
                    shall be entitled to require the Corporation to redeem all or any part of the Shares of the Corporation standing in the name of such holder on the books of the Corporation, and all-Shares issued by the Corporation shall be subject to redemption by the Corporation, at the redemp-tion price of such Shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of Shares of the Corporation or postpone the date of payment of such redemption-price in accordance with provisions of applicable law. The redemp-tion price of Shares of the Corporation of a particular class shall be the net asset value per Share of that class as determined by the Board of

                     Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

                         The Corporation may in its discretion re-
                     deem, at such current net asset value, outstand-ing Shares not offered for redemption which are held by any stockholder whose Shares of a par-ticular class in the aggregate have a then total net asset value of less than such amount as set forth in the By-Laws, provided that prior to any such proposed redemption the Corporation shall have given such stockholder written notice that such then current net asset value is less than the amount set forth in the By-Laws as aforesaid and allowed such stockholder to make additional investments in order to increase such then current net asset value to the amount so set forth. The Corporation may also in its discre-tion redeem the Shares held, by a stockholder or stockholders to the extent deemed necessary by the Board of Directors' to avoid taxation of the Fund as a "personal holding company."

                                        ARTICLE VIII

                                           VOTING
                                           ------

                          The registered owner of each Share shall be
                     entitledto one vote for each full Share, and a fractional vote for each. fractional Share, irrespective of the class, then standing in his, name in the books of the Corporation. on any matter submitted to a vote of shareholders, all-Shares then issued and outstanding and entitled to vote, irrespective of class, shall be voted in the aggregate and not by class except:(i) when otherwise required by the Maryland General Corporation Law; (ii) when otherwise required by the Investment Company Act of 1940 or the rules adopted thereunder in which case Shares shall be voted by individual class; and (iii) when the matter does not affect the interest of a particu-lar class, in which case only shareholders of the class affected shall be entitled to vote thereon and shall vote by individual class.

                        Notwithstanding any provision of Article 23
                   of the General Corporation Law of the State of Maryland requiring a greater proportion than a majority of the 'votes of all classes or of any class of Shares entitled to vote thereon as a separate class to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon (or of a majority of the aggregate number of votes of a class entitled to vote thereon as a separate class), all as permitted by Section 2-104(b) of the General Corporation Law of the State of Maryland or any comparable successor provision.

                        SECOND: The board of directors of the Corporation
              by unanimous written consent pursuant to Section 2-408 of Corporations and Associations Article of the Annotated Code of Maryland on July __ 1985, duly adopted a resolution in which was set forth the foregoing amendment to the charter.

                        THIRD: The amendment of the charter of the Corpo-
              ration as hereinabove set forth has been duly advised, approved and adopted by the board of directors of the Corpo-ration there being no stock outstanding or subscribed for at the time of approval.

                        FOURTH: (a) The total number of shares of stock
              which the Corporation was heretofore authorized to issue was Five Hundred Million (500,000,000) shares, all of one class,


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

               of the par value of ten cents ($.10) each and of the aggre-gate par value of Fifty Million Dollars ($50,000,000).

                                  (b) The total number of shares of all
               classes of stock is increased by this amendment to one billion (1,000,000,000) shares of capital stock of the par value of one cent ($.01) each and of the aggregate par value of Ten Million Dollars, ($10,000,000).

                        IN WITNESS WHEREOF, Merrill Lynch Retirement Bene-
               fit Fund, Inc. has caused these. presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on July 22,1985.

                                     Merrill Lynch Retirement Benefit Fund, Inc.



                                     By: /s/ Arthur Zeikel
                                        -----------------------------
                                             Arthur Zeikel, President


               Witness: (Attest)


               /s/ Robert Harris
               ----------------------------
                   Robert Harris, Secretary


                         THE UNDERSIGNED, President of Merrill Lynch Retire-
               ment Benefit Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which



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